                                                                     Exhibit 3.1

                              State of Delaware
                       Office of the Secretary of State
                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE RESTATED CERTIFICATE OF "RSL COM USA, INC.", CHANGING ITS NAME FROM "RSL COM USA, INC." TO "RSL COM U.S.A., INC.", FILED IN THIS OFFICE ON THE FIFTEENTH DAY OF JANUARY, A.D. 1997, AT 2 O'CLOCK P.M.

2230995  8100           [SEAL          /s/ Edward J. Freel
                        OF THE         -----------------------------------------
001073915              STATE OF        Edward J. Freel, Secretary of State
                       DELAWARE]                                     0257226
                                       AUTHENTICATION:
                                                                     02-15-00
                                                 DATE:

   STATE OF DELAWARE
   SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 02:00 PM 01/15/1997
  971015987 - 2230995

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                              RSL COM USA, Inc.

     We, the undersigned, being the President and Assistant Secretary of RSL COM USA, Inc. (formerly Intenational Telecommunications Corporation), a corporation organized and existing under the laws of the State of Delaware, pursuant to the provisions of Sections 252 and 255 of the General Corporation Law of Delaware, do hereby certify as follows:

     1. The original name of the Corporation was International Telecommunications Corporation. By a Restated Certificate of
Incorporation filed January 8, 1997, the name of the corporation was changed to RSL COM U.S.A., Inc.

     2. The original Certificate of Incorporation was filed in the office of the Secretary of State of Delaware on May 18, 1990.

     3. This Restated Certificate of Incorporation restates and integrates and further amends the provisions of the original Certificate of Incorporation to change the name of the corporation to RSL COM USA, Inc. (Article First).

     5. This Restated Certificate of Incorporation has been approved by a majority of the outstanding shareholders of the corporation in accordance with the provisions of Sections 252 and 255 of the General Corporation Law of the State of Delaware.

     5. The text of the Certificate of Incorporation, as restated and integrated and as further amended hereby, is restated to read as herein set forth in full:

                    RESTATED CERTIFICATE OF INCORPORATION

                                      OF

                            RSL COM U.S.A., Inc.

     FIRST. The name of this corporaton is RSL COM U.S.A., Inc.

     SECOND. Its registered office in the state of Delaware is to be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The registered agent in charge thereof if The Corporation Trust Company at "same as above."

     THIRD. The nature of the business and the objects and purposes to be transacted, promoted and carried on, are to do any or all the things mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

     "The purpose of the corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware."

     FOURTH. 1. The total nuber of shares of all classes of stock which the Corporation shall have the authority to issue is One Million (1,000,000) shares of common stock, of the par value of One Cent ($.01) per share and of the aggregate par value of Ten Thousand Dollars ($10,000). The common stock of the Corporation is divided into 950,000 shares of Class A Voting Common Stock and 50,000 shares of Class B Non-Voting Common Stock.

     2. The holders of Class A Voting Common Stock shall be entitled to vote on all matters submitted to a vote of stockholders of the Corporation and shall not be subject to redemption. Notwithstanding any other provision of this Certificate of Incorporation or the By-Laws of the Corporation or the General Laws of the State of Delaware, the number of authorized shares of any class of stock of the Corporation may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the shares of Class A Voting Common Stock.

     3. The holders of Class B Non-Voting Common Stock shall not be entitled to vote on any matter submitted to a vote of the stockholders of the Corporation, except as otherwise may be required by the laws of Delaware. Such shares shall be subject to other qualifications and limitations, including, but not limited to, the right of the Corporation to redeem certain shares of Class B Non-Voting Common Stock at the redemption price of such shares as determined by the Board of Directors of the Corporation and such shares shall be subject to restrictions on transferability, all in accordance with the terms and conditions of the documents by which the shares were issued and by which the ownership of such shares is governed, as executed by the Corporation and the stockholder of such shares. The shares of Class B Non-Voting Common Stock shall be converted automatically on a one-to-one basis to shares of Class A Voting Common Stock contemporaneous with the offer for sale of any capital stock of the Corporation on a national securities exchange or the designation of any capital stock of the Corporation as national market system securities on an interdealer quotation system by the National Association of Securities Dealers, Inc. Any such conversion of each share of Class B Non-Voting Common Stock to a share of Class A Voting Common Stock shall be self-executing upon the occurrence of such offer for sale of designation without any further action by the Board of Directors, stockholders or subsequent filing with the Delaware Secretary of State. Notwithstanding the above qualifications and restrictions on shares of Class B Non-Voting Common Stock, no holder of such shares shall be entitled to any other conversion rights or preemptive rights. With the exception of the right to share equally with all holders of all shares of all classes and series of the Corporation in any dividends and/or distributions properly declared and effected by the Board of Directors of the Corporation and the right to share ratably in the distribution of assets of the Corporation upon its dissolution, the holders of Class B Non-Voting Common stock shall have no other rights or privileges as a consequence of their ownership of such shares.

     FIFTH. The powers of the incorporator are to terminate upon filing of the certificate of incorporation, and the name(s) and mailing address(es) of persons who are to serve as director(s) until the first annual meeting of stockholders or until their successors are elected and qualify are as follows:

                     Charles M. Piluso
                     60 Hudson Street
                     New York, New York 10013

    SIXTH. The stockholders of the Corporation shall have sole power and right to make and to alter or amend the By-Laws. The Board of Directors of the Corporation shall have power to fix the amount to be reserved as working capital, and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchise of the Corporation.

    With consent in writing and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Board of Directors shall have the authority to dispose, in any manner, of the whole property of this corporation.

    The By-Laws shall determine whether and to what extent the accounts and books of this corporation, or any of them shall be open to the inspection of the stockholders, and no stockholder shall have any right of inspecting any account, or book or document of this Corporation, except as conferred by the law or the By-Laws, or by resolution of the stockholders.

    The stockholders and the Board of Directors shall have power to hold their meetings and keep the books, documents and papers of the Corporation outside of the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the laws of Delaware.

    It is the intention that the objects, purposes and powers specified in the Third paragraph hereof shall, except where otherwise specified in said paragraph, be nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in this certificate of incorporation, but that the objects, purposes and powers specified in this Third paragraph and in each of the clauses of paragraphs of this charter shall be regarded as independent objects, purposes and powers.

    SEVENTH. The Board of Directors of the corporation shall not be liable to either the corporation or its stockholders for monetary damages for a breach of fiduciary duties unless the breach involves: (1) a director's duty of loyalty to the corporation or its stockholdrs; (2) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (3) liability for unlawful payments or dividends or unlawful stock purchases or redemption by the corporation; or (5) a transaction from which the director derived an improper personal benefit.

     IN WITNESS WHEREOF, the undersigned being the President and Assistant Secretary hereinabove named, do hereby further certify that the facts hereinabove stated are truly set forth and accordingly have hereunto set their hand and seal.


Dated at Rosslyn, Virginia
January 15, 1997


                                       ITZHAK FISHER
                                       -------------
                                       Itzhak Fisher
                                       President

                                       /s/ Eric Fishman
                                       ----------------------------------
                                       Eric Fishman
                                       Assistant Secretary

                              State of Delaware
                       Office of the Secretary of State
                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
     "CYBERLINK, INC.", A CALIFORNIA CORPORATION,
     WITH AND INTO "RSL COM U.S.A., INC." UNDER THE NAME OF "RSL COM U.S.A., INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE NINTH DAY OF FEBRUARY, A.D. 1998, AT 5:30 O'CLOCK P.M.

2230995  8100M          [SEAL          /s/ Edward J. Freel
                        OF THE         -----------------------------------------
001073915              STATE OF        Edward J. Freel, Secretary of State
                       DELAWARE]                                     0257227
                                       AUTHENTICATION:
                                                                     02-15-00
                                                 DATE:

                                                           STATE OF DELAWARE
                                                          SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 05:30 PM 02/09/1998
                                                          981052075 - 2230995

                      CERTIFICATE OF OWNERSHIP AND MERGER

                                    MERGING

                                CYBERLINK, INC.
                           (a California corporation)

                                      INTO

                              RSL COM U.S.A., INC.
                            (a Delaware corporation)


               (Under Section 253 of the General Corporation Law)

     RSL COM U.S.A., Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That the Corporation was incorporated on the 18th day of May, 1990, pursuant to the General Corporation Laws of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of the capital stock of Cyberlink, Inc. (the "Subsidiary"), a corporation incorporated on the 15th day of March, 1993 pursuant to the General Corporation Law of the State of California.

     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board, on the 15th day of January 1998, determined to and did merge into itself the Subsidiary:

         RESOLVED, that the Corporation merge and it hereby does merge into itself Cyberlink, Inc., a California corporation, and assumes all of its obligations;

         RESOLVED, that the Delaware Certificate of Merger and Ownership, in or substantially in the form presented to the Board of Directors, hereby is authorized and approved in all respects and the appropriate officers of the Corporation be and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Corporation, to execute said Delaware Certificate of Merger and Ownership, with such changes therein and modifications thereof as the officers executing the same may approve, their execution to be conclusive evidence of such approval, and to cause said Delaware Certificate of Merger and Ownership to be filed with the Secretary of State of the State of Delaware;

        RESOLVED, that the California Certificate of Ownership, in or substantially in the form presented to the Board of Directors, hereby is authorized and approved in all respects and the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Corporation, to execute said California Certificate of Ownership, with such changes therein and modifications thereof as the officers excuting the same may approve, their execution to be conclusive evidence of such approval, and to cause said California Certificate of Ownership to be filed with the Secretary of State of the State of California; and

         RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to take all such further action and to execute, deliver, certify and file all such further instruments and documents, in the name and on behalf of the Corporation, under its corporate seal or otherwise, and to pay all such costs and expenses as such officers shall approve as necessary or advisable to carry out the intent and accomplish the purpose of the foregoing resolutions and the transactions contemplated thereby, the taking of such actions and the execution, delivery, certification and filing of such further instruments and documents to be conclusive evidence of such approval.


    IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Itzhak Fisher, its Chief Executive Officer, this 28th day of January, 1998.


RSL COM U.S.A., INC.


                                         By: /s/ Itzhak Fisher
                                            -----------------------------
                                            Name:  Itzhak Fisher
                                            Title: Chief Executive Officer

                              State of Delaware
                       Office of the Secretary of State
                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF OWNERSHIP, WHICH MERGES:
     "CYBERLINK-CALIFORNIA, INC.", A CALIFORNIA CORPORATION,
     "CYBERLINK-NEADA, INC.", A NEVADA CORPORATION,
     "CYBERLINK-NEW YORK, INC.", A DELAWARE CORPORATION,
     WITH AND INTO "RSL COM U.S.A., INC." UNDER THE NAME OF "RSL COM U.S.A., INC.", A CORPORATION ORGANIZED AND EXISTING UNDER THE LAWS OF THE STATE OF DELAWARE, AS RECEIVED AND FILED IN THIS OFFICE THE THIRD DAY OF APRIL, A.D.1998, AT 5 O'CLOCK P.M.

2230995  8100M          [SEAL          /s/ Edward J. Freel
                        OF THE         -----------------------------------------
001073915              STATE OF        Edward J. Freel, Secretary of State
                       DELAWARE]                                     0257228
                                       AUTHENTICATION:
                                                                     02-15-00
                                                 DATE:

                                                           STATE OF DELAWARE
                                                           SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 05:00 PM 05/03/1998
                                                          981130922 - 2230995

                     CERTIFICATE OF OWNERSHIP AND MERGER

                                   MERGING

                           CYBERLINK-NEW YORK, INC.
                          (a Delaware corporation),

                          CYBERLINK-CALIFORNIA, INC.
                         (a California corporation),

                                     AND

                            CYBERLINK-NEVADA, INC.
                           (a Nevada corporation)

                                     INTO

                            RSL COMM U.S.A., INC.
                          (a Delaware corporation)


              (Under Section 253 of the General Corporation Law)

     RSL COM U.S.A., Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: That the Corporation was incorporated on the 18th day of May, 1990, pursuant to the General Corporation Laws of the State of Delaware.

     SECOND: That the Corporation owns all of the outstanding shares of the capital stock of (a) Cyberlink-New York, Inc., a corporation incorporated on the 31st day of May, 1995 pursuant to the General Corporation Laws of the State of Delaware, (b) Cyberlink-California, Inc., a corporation incorporated on the 15th day of January, 1995 pursuant to the General Corporation Law of the State of California, and (c) Cyberlink-Nevada, Inc. (together with Cyberlink-New York, Inc. and Cyberlink-California, Inc., the "Subsidiaries"), a corporation incorporated on the 22nd day of September, 1993 pursuant to the laws of the State of Nevada.

     THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted by the unanimous written consent of its members, filed with the minutes of the Board, on the 15th day of January 1998, determined to and did merge into itself the Subsidiaries:

    RESOLVED, that the Corporation merge and it hereby does merge into itself Cyberlink-New York, Inc., a Delaware corporation ("Cyberlink-New York"), Cyberlink-California, Inc., a California corporation ("Cyberlink-California"), and Cyberlink-Nevada, Inc., a Nevada corporation ("Cyberlink-Nevada"), and assumes all of their respective obligations;

    RESOLVED, that the Agreement and Plan of Merger by and among the Corporation, Cyberlink-New York, Cyberlink-California and Cyberlink-Nevada, in or substantially in the form presented to the Board of Directors, hereby is authorized and approved in all respects and the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Corporation, to execute said Agreement and Plan of Merger, with such changes therein and modifications thereof as the officers executing the same may approve, their execution to be conclusive evidence of such approval;

    RESOLVED, that the Delaware Certificate of Merger and Ownership, in or substantially in the the form presented to the Board of Directors, hereby is authorized and approved in all respects and the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Corporation, to execute the Delaware Certificate of Merger and Ownership, with such changes therein and modifications thereof as the officers executing the same may approve, their execution to be conclusive evidence of such approval, and to cause the Delaware Certificate of Merger and Ownership to be filed with the Secretary of State of the State of Delaware;

    RESOLVED, that the California Certificate of Ownership, in or substantially in the form presented to the Board of Directors, hereby is authorized and approved in all respects and the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Corporation, to execute the California Certificate of Ownership, with such changes therein and modifications thereof as the officers executing the same may approve, their execution to be conclusive evidence of such approval, and to cause the California Certificate of Ownership to be filed with the Secretary of State of the State of California;

    RESOLVED, that the Nevada Articles of Merger, in or substantially in the form presented to the Board of Directors, hereby is authorized and approved in all respects and the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed in the name and on behalf of the Corporation, to execute the Nevada Articles of Merger, with such changes therein and modifications thereof as the officers executing the same may approve, their execution to be conclusive evidence of such approval, and to cause the Nevada Articles of Merger to be filed with the Secretary of State of the State of Nevada; and

     RESOLVED, that the appropriate officers of the Corporation be, and each of them hereby is, authorized, empowered and directed to take all such further action and to execute, deliver, certify and file all such further instruments and documents, in the name and on behalf of the Corporation, under its corporate seal or otherwise, and to pay all such costs and expenses as such officers shall approve as necessary or advisable to carry out the intent and accomplish the purpose of the foregoing resolutions and the transactions contemplated thereby, the taking of such actions and the execution, delivery, certification and filing of such further instruments and documents to be conclusive evidence of such approval.


     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be signed by Itzhak Fisher, its Chief Executive Officer, this 30th, day of January, 1998.

                                                      RSL COM U.S.A., INC.

                                            By: /s/ Itzhak Fisher
                                                --------------------------
                                                Name: Itzhak Fisher
                                                Title: Chief Executive Officer

                              State of Delaware
                       Office of the Secretary of State
                       --------------------------------

     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF CHANGE OF REGISTERED AGENT OF "RSL COM U.S.A., INC.", FILED IN THIS OFFICE ON THE ELEVENTH DAY OF JUNE, A.D. 1999, AT 9 O'CLOCK A.M.


2230995  8100           [SEAL          /s/ Edward J. Freel
                        OF THE         -----------------------------------------
001073915              STATE OF        Edward J. Freel, Secretary of State
                       DELAWARE]                                     0257229
                                       AUTHENTICATION:
                                                                     02-15-00
                                                 DATE:

                                       STATE OF DELAWARE
                                      SECRETARY OF STATE
                                   DIVISION OF CORPORATIONS
                                   FILED 09:00 AM 06/11/1999
                                      991237599 - 2230995



               CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
                        OFFICE AND/OR REGISTERED AGENT
                                      OF
                             RSL COM U.S.A., INC.


    The Board of Directors of RSL COM U.S.A., INC., a corporation of Delaware on this 10th day of May A.D., 1999, does hereby resolve and order that the location of the Registered office of this Corporation within the State be and the same hereby is 11th Floor, Rodney Square North, 11th & Market Streets, in the City of Wilmington, County of New Castle Zip Code 19801.

    The name of the Registered Agent herein and in charge thereof upon whom process against this Corporation may be served, is CORPORATION GUARANTEE AND TRUST COMPANY.

    RSL COM U.S.A., INC., a corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

    IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its President and attested by its Secretary, the 10th day of May, A.D., 1999.


BY: /s/ Ed Thomas                          ATTEST: /s/ Mark Hirschhorn
   ------------------------------------           -----------------------------
        President                                      Secretary
        Ed Thomas                                      Mark Hirschhorn

                                                 STATE OF DELAWARE
                                                SECRETARY OF STATE
                                             DIVISION OF CORPORATIONS
                                            FILED 09:00 AM 06/11/1999
                                                991237599 - 2230995



               CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
                        OFFICE AND/OR REGISTERED AGENT
                                      OF
                             RSL COM U.S.A., INC.


    The Board of Directors of RSL COM U.S.A., INC., a corporation of Delaware on this 10th day of May A.D., 1999, does hereby resolve and order that the location of the Registered office of this Corporation within the State be and the same hereby is 11th Floor, Rodney Square North, 11th & Market Streets, in the City of Wilmington, County of New Castle Zip Code 19801.

    The name of the Registered Agent herein and in charge thereof upon whom process against this Corporation may be served, is CORPORATION GUARANTEE AND TRUST COMPANY.

    RSL COM U.S.A., INC., a corporation of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.

    IN WITNESS WHEREOF, said Corporation has caused this Certificate to be signed by its President and attested by its Secretary, the 10th day of May, A.D., 1999.


BY: /s/ Ed Thomas                          ATTEST: /s/ Mark Hirschhorn
   ------------------------------------           -----------------------------
        President                                      Secretary
        Ed Thomas                                      Mark Hirschhorn